Fuzing and Precision Products
Jerry Ricketts

Overview
• Basic Competencies Across Product Lines
 − Prime DoD contractor
 − Focused areas of specialty: explosive assemblies, high precision sensors, and ruggedized design for harsh environments
 − Specialty electronic and mechanical design and manufacturing
• Facts
 − World’s leading provider of bomb fuzes
 − Approximately 300,000 square feet including:
 • Middletown - Manufacturing / Engineering / Admin.
 • Orlando - Manufacturing / Engineering / Range Operations
 − 400 employees

MH-60R
Product Lines
Bomb Fuzing
Missile Fuzing
SLAM-ER
JPF
F15 w/JDAM
F18 w/Missiles
Guardian Mirror
Measuring
C130
Memory

Sales Mix
2013 SALES BY PRODUCT LINE
2013 SALES BY END MARKET
Business base:
• 2 bomb platforms
• 10 active missile platforms
• Several development programs
Growth opportunities:
• Sales to U.S. Navy
• Direct commercial sales
• Measuring Systems
• UAV small weapon platform
Memory 5%
Missile
Fuzing 15%
Commercial 2%
Military 98%

Diverse Customer Base
• JPF
• JPF
• Tomahawk
• Maverick
• AMRAAM
• Measuring Products
• JAASM
• ATACMS
• Memory Products
• Memory Products
• Harpoon
• SLAM-ER
• Measuring Systems

Joint Programmable Fuze (JPF)
• Sole source dual-site long-term production contract
• Fuze programs typically last for decades - JPF production was authorized in 2004
• Over 160,000 units delivered to the U.S. and 26 other nations
• Large long-term backlog in excess of $100 million
• Significantly improved producibility and field reliability

JPF - Field Reliability

JPF Lot Acceptance Test Reliability

New Technology and Opportunities
• The U.S. Navy does not have a bomb fuze
 with the advanced capabilities of the JPF
• The JPF or a variant is a good solution for
 the Navy
 ✓ Already in production
 ✓ Low cost
 ✓ High reliability
 ✓ The JPF is already integrated with the
 F/A-18 and F-35
• Kaman is aggressively pursuing this
 opportunity

New Technology and Opportunities - Fuzing
 • Transition Electronic Safe and Arm Device (ESAD) from development to production
 • Supporting Raytheon in successfully transitioning Pyros into a production program
PYROS ESAD Fuze
Raytheon Pyros Munition

• Micro Electro Mechanical Systems (MEMS) Technology being
 incorporated into “Ammunition” Fuzes
• A Dramatic Reduction in Size of Fuzing Enables New Technology
 Insertion into Smaller Munitions
New Technology and Opportunities - Fuzing
40mm Grenade Safe & Arm
~Ø32mm (1.26 inches)
MEMS
Safe & Arm
~5 x 5mm
(0.2 inches x0.2 inches)

New Technology and Opportunities - Sensors
• Measuring “On Condition Maintenance” Equipment Monitoring
• Sub-Sea Equipment

Summary
• Sole source position on technologically superior, high volume JPF program and multi-decade missile fuze programs
• Blue chip customer base across three product lines
• Strong, multi-year backlog provides high level visibility
• Pursuing new technologies and opportunities to drive growth